Exhibit 99.1

SITO Reports Fourth Quarter and Full-Year 2018 Results

JERSEY CITY, N.J., March 29, 2019 -- SITO Mobile Ltd. (NASDAQ: SITO), an insights-driven Consumer Behavior and Location Sciences™ company, announced today its financial results for the three months and full-year ended December 31, 2018.

Fourth Quarter Financial Overview

●	Revenue for the three months ended December 31, 2018 was $11.1 million
●	Net loss in the fourth quarter of 2018 was $1.1 million, compared to $6.8 million in the corresponding period of 2017. The year-over-year improvement reflects, among other things, a $2.2 million reduction in executive compensation, and $1.0 million in employee salary and commissions that were eliminated as part of a targeted restructuring initiative
●	Adjusted EBITDA* for the fourth quarter of 2018 was $145,000 compared to a loss of $2.0 million in the corresponding period of 2017
●	Detailed financial results for the fourth quarter and the full year ended December 31, 2018 are described in the financial summary sections below

Full-Year 2018 and Recent Operational Achievements

●	Strengthened the Board of Directors

o	SITO Mobile Announces the Appointment of Steven Felsher, Jonathan Bond and Bonin Bough to the Board
o	SITO Mobile Announces the Appointment of Brett O’Brien to the Board of Directors
o	SITO Mobile Appoints Jonathan Bond Chairman of the Board

●	Raised cash from equity and retired debt to improve the balance sheet
o	SITO Prices Public Offering of Common Stock
o	Equity Offering Prospectus
o	SITO Mobile Announces Termination of IP Revenue Sharing Agreement and Settlement of Related Litigation

●	Invested in improving our product
o	SITO Mobile Strengthens Leadership Team with New Head of Product Development

●	Revamped the sales strategy to properly focus on and incentivize
o	Retention and upselling of existing customer relationships
o	Selling to new customers
o	Expansion into new areas

●	Strengthened Financial Leadership with Appointment of New CFO
o	Silicon Valley Vet Terry Lynn Joins SITO Mobile as Chief Financial Officer

●	Secured a $9.5 million financing facility to address short-term working capital needs and set relationship for scaling the business
o	Entry into a Material Definitive Agreement Filing

“The strategic actions we took in 2018 and the early part of 2019 to restructure and strengthen our organization were necessary to better position SITO to scale our operations augment our revenue model with transformative, multi-year, consumer insights and data-driven transactions and capitalize on the significant market opportunity in front of us,” commented Tom Pallack, SITO’s Chief Executive Officer.  “Over the past several months, we have revamped and enhanced every aspect of the organization, strengthened our product offering and the ability to leverage our proprietary and unique location-based, data-driven capabilities, while streamlining our corporate structure, lowering our overall head count, bolstering our balance sheet and reducing G&A expenses. “

“Our business and revenue mix continue to shift towards enterprise customers that are utilizing SITO consumer insights for data-driven transactions,” Pallack added. “During the fourth quarter of 2018, sales to enterprise customers and recurring engagements leveraging our proprietary data represented 35% of our total sales. We believe we now have the right management team in place and the necessary access to capital through our new factoring agreement to effectively drive our brand direct and channel partner strategy.”

Fourth Quarter Financial Summary

Total revenue for the three months ended December 31, 2018 decreased by $3.6 million, or 24%, to $11.1 million, compared to $14.7 million in the corresponding period of 2017. The decrease in total revenue was primarily due to a reduction in the average spending per customer, which we are actively working to offset with an increase of enterprise data-driven engagements with larger brands and agencies.

Gross profit for the three months ended December 31, 2018 was $5.6 million, or 50% of total revenue, compared to $6.8 million, or 46% of total revenue, for the corresponding period of 2017.  The increase in gross profit as a percentage of total revenue was due primarily to higher gross margins in new client engagements.

Loss from operations for the three months ended December 31, 2018 was $1.3 million, compared to a loss from operations of $6.9 million in the corresponding period of 2017. The decrease in loss from operations was primarily due to an overall decrease in office and employee compensation expense as part of management’s strategic restructuring efforts.

Net loss for the three months ended December 31, 2018 was $1.1 million, or ($0.04) per basic and diluted share, compared to a net loss of $6.7 million, or ($0.31) per basic and diluted share, for the corresponding period of 2017.

Adjusted EBITDA* for the three months ended December 31, 2018 was $145,000, compared to a loss of $2.0 million in the corresponding period of 2017.

* To supplement our financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), SITO Mobile has presented Adjusted EBITDA, a non-GAAP financial measure, because many of our investors use these non-GAAP financial measures to monitor the Company’s performance. Generally, a non-GAAP financial measure is a quantitative assessment of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

Full-Year Financial Summary

Total revenue for the year ended December 31, 2018 declined by $3.2 million, or 7%, to $39.7 million, compared to total revenue of $42.9 million for the year ended December 31, 2017. The decrease in total revenue was primarily due to a reduction in the average spending per customer, which we are actively working to offset with an increase of enterprise data-driven engagements with larger brands and agencies.

Gross profit for the year ended December 31, 2018 was $18.4 million, or 46% of total revenue, compared to $20.7 million, or 48% of total revenue, for the year ended December 31, 2017. The reduction in gross profit was primarily driven by lower revenues.

Loss from operations for the year ended December 31, 2018 was $18.5 million, compared to a loss from operations of $14.4 million for the year ended December 31, 2017, which reflects, among other things, a decrease in revenue of $3.2 million and an increase in sales and marketing expense of $4.7 million.

Net loss for the year ended December 31, 2018 was $17.0 million, or ($0.68) per basic and diluted share, compared to a net loss of $15.0 million, or $(0.69) per basic and diluted share, for the year ended December 31, 2017.

Adjusted EBITDA* for year ended December 31, 2018 was a loss of $10.1 million, compared to an Adjusted EBITDA loss of $2.6 million for the year ended December 31, 2017.

Balance Sheet Summary

The Company ended the year with $2.6 million in cash and cash equivalents, compared to cash and cash equivalents $3.6 million at December 31, 2017. Subsequent to December 31, 2018 the company entered into a new factoring and security agreement with Fast Pay Partners LLC that provides up to $9.5 million in accounts receivable financing, with an option to expand the facility by an additional $5.5 million dollars later this year.

Conference Call Information

Date: Friday, March 29, 2019

Time: 9:00 a.m. Eastern Time (ET)

Dial in Number for U.S. & Canadian Callers: 877-407-8293

Dial in Number for International Callers (Outside U.S. & Canada): 201-689-8349

The conference call will also be webcasted live on the Investor Relations section of SITO’s IR web site at http://ir.sitomobile.com/ir-calendar.

A replay will be available for 2 weeks starting on March 29, 2018 at approximately 11:00 a.m. ET. To access the replay, please dial 877-660-6853 in the U.S. and 201-612-7415 for international callers. The conference ID# is 13689171.

About SITO Mobile, Ltd.

SITO delivers consumer location-based data-driven solutions for brands spanning strategic insights and media campaign delivery services. Through Consumer Behavior and Location Sciences™, SITO explores the consumer journey yielding a powerful strategic knowledge asset for executives and strategic decision makers delivering actionable insights to understand and influence consumer.

Our consumer location focused science reveals deep, real-time understandings of consumer movements, interests, actions, associations, and experiences providing increased clarity for brands navigating business decisions, developing advertising campaigns, and advancing business imperatives. The company is home to a proprietary location-data technology stack and has amassed a multi-year consumer behavioral, movement, location, and demographic database arming clients with a powerful resource for identifying real-time insights, longitudinal behavioral research, and delivery of successful media campaigns. SITO’s in-store targeting, proximity targeting, geo-conquesting and attribution data combine to create and optimize measurable hyper-targeted campaigns for brands. For more information regarding SITO’s science, technology and solutions spanning media and research, visit www.sitomobile.com.

About Non-GAAP Financial Measures

We present EBITDA and Adjusted EBITDA and in this press release to provide a supplemental measure of our operating performance. We define EBITDA as earnings before interest expense, income tax expense, depreciation and amortization expense, and Adjusted EBITDA, as EBITDA before stock based compensation, certain non-recurring professional expenses related to pending or threatened contested solicitations of the Company’s shareholders, investigations of former executives, defense of certain class action lawsuits, and implementation of a section 382 rights plan. We believe EBITDA and Adjusted EBITDA are useful performance measures used by us to facilitate a comparison of our operating performance and earnings on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under generally accepted accounting principles in the United States of America (GAAP) can provide alone. The non-GAAP measures included in this release, however, should be considered in addition to, and not as a substitute for or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. Please refer to the financial tables included below for a reconciliation of GAAP to non-GAAP measures.

Cautionary Statement Regarding Certain Forward-Looking Information

This announcement contains forward-looking statements. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include statements concerning the following: SITO’s plans and initiatives; our possible or assumed future results of operations; our ability to attract and retail customers; our ability to sell additional products and services to customers; our competitive position; our industry environment; and our potential growth opportunities. You should not place undue reliance on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” in our Annual Report on Form 10-K and the reports we file with the SEC. Actual events or results may vary significantly from those implied or projected by the forward-looking statements due to these risk factors. No forward-looking statement is a guarantee of future performance. You should read our Annual Report on Form 10-K and the documents that we reference in our Annual Report on Form 10-K and have filed as exhibits thereto with the Securities and Exchange Commission, or the SEC, with the understanding that our actual future results and circumstances may be materially different from what we expect, as described in this announcement. Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and the Company undertakes no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, SITO is not guaranteeing, and cannot guarantee, future financial and operating results, levels of business activity, performance or achievements.

IR Contact:

Rob Fink
Hayden IR

646.415.8972

SITO@haydenir.com

SITO Mobile, Ltd.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2018	2017	2018	2017

Revenue
Media placement	$11,116,172	$14,696,065	$39,746,351	$42,859,777
Licensing and royalties	-	-	-	130,653
Total revenue	11,116,172	14,696,065	39,746,351	42,990,430

Cost of Revenue
Cost of revenue	5,525,155	7,878,174	21,343,912	22,242,286
Gross profit	5,591,017	6,817,891	18,402,439	20,748,144

Operating Expenses
Sales and marketing	3,564,946	3,914,245	19,213,687	14,522,230
General and administrative	3,155,437	6,194,355	17,009,684	16,029,040
Legal settlement - See notes 16	-	3,500,000	-	3,500,000
Depreciation and amortization	146,584	141,395	647,680	1,137,985
Total operating expenses	6,866,967	13,749,995	36,871,051	35,189,255

Loss from operations	(1,275,950)	(6,932,104)	(18,468,612)	(14,441,111)

Other Income (Expense)
Earnings from joint venture	-	-	-	1,464,754
Gain (loss) on revaluation of warrant liability	207,136	158,646	1,364,704	(477,810)
Other income	1,123	-	118,753	-
Interest income (expense), net	(6,467)	2,613	1,830	(1,296,436)

Net loss before income taxes	(1,074,158)	(6,770,845)	(16,983,325)	(14,750,603)

Income tax (expense) benefit	(1,886)	80,522	(82,282)	80,522

Net loss from continuing operations	(1,076,044)	(6,690,323)	(17,065,607)	(14,670,081)

Discontinued Operations
Income from operations of discontinued component	-	(56,013)	-	(368,857)

Net income from discontinued operations	-	(56,013)	-	(368,857)

Net loss	$(1,076,044)	$(6,746,336)	$(17,065,607)	$(15,038,938)

Basic and diluted net (loss) per share
Continuing operations	(0.04)	(0.30)	(0.68)	(0.69)
Discontinued operations	-	(0.00)	-	(0.02)
Basic and diluted net (loss) per share	$(0.04)	$(0.31)	$(0.68)	$(0.71)

Basic and diluted weighted average shares outstanding	25,453,327	22,009,540	24,926,197	21,249,985

SITO Mobile, Ltd.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2018	2017

Assets
Current assets
Cash and cash equivalents	$2,597,246	$3,611,438
Accounts receivable, net	10,206,664	13,005,718
Other prepaid expenses	469,041	374,380
Assets from discontinued operations	-	10,596

Total current assets	13,272,951	17,002,132

Property and equipment, net	343,572	449,949

Other assets
Capitalized software development costs, net	861,699	1,485,285
Intangible assets:
Patents, net	630,857	742,574
Other intangible assets, net	897,007	1,168,007
Goodwill	6,444,225	6,444,225
Other assets	114,101	92,420

Total other assets	8,947,889	9,932,511

Total assets	$22,564,412	$27,384,592

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,377,805	$6,506,902
Accrued expenses	4,610,146	9,911,540
Deferred revenue	264,493	-
Current obligations under capital lease	3,571	2,756
Warrant liability	174,684	1,539,388
Liabilities from discontinued operations	-	210,789

Total current liabilities	9,430,699	18,171,375

Long-term liabilities
Obligations under capital lease	7,644	-

Total long-term liabilities	7,644	-

Total liabilities	9,438,343	18,171,375

Commitments and contingencies - See notes 16

Stockholders’ Equity
Preferred stock, $.0001 par value, 5,000,000 shares authorized; none outstanding	-	-
Common stock, $.001 par value; 100,000,000 shares authorized, 25,529,078 shares issued and outstanding as of December 31, 2018; and 22,039,529 shares issued and outstanding as of December 31, 2017	25,527	22,038
Additional paid-in capital	185,983,898	165,008,928
Accumulated deficit	(172,883,356)	(155,817,749)

Total stockholders’ equity	13,126,069	9,213,217

Total liabilities and stockholders’ equity	$22,564,412	$27,384,592

SITO Mobile, Ltd.

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2018	2017	2018	2017

Net (loss)	$(1,076,044)	$(6,746,336)	$(17,065,607)	$(15,038,938)
Net income (loss) from discontinued operations	-	(56,013)	-	(368,857)
Net (loss) from continuing operations	(1,076,044)	(6,690,323)	(17,065,607)	(14,670,081)
Adjustments to reconcile net (loss) to EBITDA:
Depreciation and amortization expense included in cost of revenue and operating expenses:
Amortization included in cost of revenue	207,690	225,609	764,375	438,094
Depreciation and other amortization	146,584	141,395	647,680	1,137,985
Total depreciation and amortization expense	354,274	367,004	1,412,055	1,576,079
Interest income (expense), net	(6,467)	2,613	1,830	(1,296,436)
Income tax expense	(1,886)	80,522	(82,282)	80,522

EBITDA	(713,417)	(6,406,454)	(15,573,100)	(11,878,088)

Adjustments to reconcile EBITDA:
Stock based compensation expense included in operating expenses:
Sales and marketing	302,590	342,674	1,805,944	817,061
General and administrative	728,661	560,941	4,377,613	1,348,333
Total stock based compensation expense	1,031,251	903,615	6,183,557	2,165,394

Gain (loss) on warrant revaluation	207,136	158,646	1,364,704	(477,810)

Certain non-recurring expenses
Other litigation	(8,254)	3,526,760	509,421	3,526,935
Investigations of former executives	42,603	66,447	86,674	741,360
Class action lawsuits	-	893	35,991	235,062
Section 382 rights plan	-	-	-	135,228
Contested proxy solicitation pending of threatened against the Company	-	96,780	59,998	2,020,370
Total non-recurring expenses	34,349	3,690,880	692,084	6,658,955

Adjusted EBITDA	$145,047	$(1,970,605)	$(10,062,163)	$(2,575,929)